UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2006

Naturade, Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	33-7106-A	23-2442709
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14370 Myford Rd., Suite 100, Irvine, California		92606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-573-4800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.01 Changes in Control of Registrant.

On August 10, 2006 Quincy Investments Corp. ("Quincy"), the principal shareholder of Naturade, Inc. (the "Company"), in advance of executing a Definitive Agreement pursuant to the Letter of Intent of July 26, 2006 as reported on the Company’s Form 8-K filed with the Securities and Exchange Commission on August 2, 2006, entered into an Agreement (the "Agreement"), pursuant to which:

• Quincy transferred its voting stock and Warrants to Purchase Common Stock in the Company to Redux;

• Redux agreed to make cash contributions up to $500,000, at its sole discretion, to the Company;

• Redux and Quincy agreed to complete the Definitive Agreement by August 31, 2006.

Before the transactions described above, Quincy owned 31,372,345 shares of Common Stock, or 75.7% of the voting power of the Common Stock and 57.0% of the combined voting power of the Common Stock and the Series C Convertible Preferred Stock ("Series C"). The holders of the Series C are entitled to vote along with the Common Stock (on an as-converted basis) on all matters, including the election of directors, presented to the stockholders. As a result, Quincy had the power to elect a majority of the Board of Directors and to determine the outcome of any matter submitted to the stockholders, subject to the rights of Health Holdings and Botanicals, LLC holders of 12,600,000 shares of Series C who have the right to elect one director and to approve certain transactions.

After the transactions described above, Redux controls voting rights of 31,372,345 shares of Common Stock and 4,200,000 shares of Series C, or 75.7% of the voting power of the Common Stock, 20.0% of the voting power of the Series C, and 57.0% of the combined voting power of the Common Stock and the Series C. The holders of the Series C are entitled to vote along with the Common Stock (on an as-converted basis) on all matters, including the election of directors, presented to the stockholders. As a result, Redux has the power to elect a majority of the Board of Directors and to determine the outcome of any matter submitted to the stockholders, subject to the rights of the holders of the Series C, including the right to elect one director and to approve certain transactions.
A copy of the Agreement is attached as Exhibit 10.1

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Directors

On August 10, 2006, pursuant to the Agreement described in Item 5.01 of this Report, Stephen M. Kasprisin, Chief Financial Officer of the Company, Bill D. Stewart, President and Chief Executive Officer of the Company, Kenneth B. Hallat and Michael D. Harris resigned as directors of Naturade, Inc. In addition, Mr. Hallat, and Mr. Harris resigned their membership in the Audit Committee of the Board of Directors.

Appointment of New Directors

On August 10, 2006, Redux nominated Adam M.Michelin, Chairman and Chief Executive Officer of Redux, Richard Munro, Karen Muller and Gary Curtis Canon to fill the vacated positions on the Board of Directors.

Peter H. Pocklington, the remaining director appointed Adam Michelin, Richard Munro, Karen Muller and Gary Curtis Canon as directors of the Company to fill vacant director positions until the next election of the Board of Directors.

ADAM M. MICHELIN
Mr. Michelin received his Juris Doctorate from UWLA, MBA work at New York University, and his Bachelor of Science from Tri State University and was President of several successful start-up companies and CEO of the third largest national chain for childcare. Mr. Michelin is the founding member and CEO of Redux Holdings. He has more than 32 years in executive leadership, operations and turnarounds. He has served as Chief Executive Officer, Chief Operating Officer and Chief Restructuring Officer for several companies, representing both shareholders and creditors in the healthcare, retail, light manufacturing, professional services and marketing and distribution sectors. Mr. Michelin is also a founding member and CEO of the Enterprise Group and serves on several Boards, public, profit and not-for-profit.

RICHARD MUNRO
Mr. Munro holds a Master of Business Administration degree from Auckland University, A BCom from Canterbury University and is a Chartered Accountant (CA) in New Zealand. Mr. Munro’s expertise spans marketing, distribution, retail, franchising and service industries with international brands including Fujifilm, Ricoh, America’s Cup Yachting Event, RJR Nabisco, Hanimex, Toshiba, Jantzen and Trilux. Past achievements of Mr. Munro have been to effectively lead businesses out of crisis situations including leading 25% sales growth year on year and turnaround of a national specialty retailer from a 10-year loss history to budget profit in only 12 months. Currently, Mr., Munro is Managing Director of the Enterprise Group and is a member of several professional organizations including AICPA, The Forum for Corporate Directors of Orange County, and the New Zealand Institute of Chartered Accountants.

KAREN MULLER
Ms. Muller graduated from Fordham Law School and holds a B.A. in Economics, summa cum laude, from Hunter College of the City University of New York. Ms. Muller has over 17 years experience in the investment banking and financial services industry. Her expertise spans corporate finance transactions including public offerings, merger and acquisitions, leveraged acquisitions and corporate reorganizations totaling over $5 billion, as both counsel and as a company executive. Since November 2004, Ms. Muller has been a principal and part owner of Cerius Consulting Group, Inc., based in Orange County. From May 2003 until November 2004, Ms. Muller worked with the Newport Beach based investment banking firm Capital Asset Advisors. From October 1999 until February 2003, Ms, Muller was Chief Administrative Office and General Counsel of Epoch Networks, Inc. where she helped complete the restructuring and sale of Epoch’s Internet Service Provider business. Prior to joining Epoch, for ten years, Ms. Muller was Managing Director with Lehman Brothers. Prior to Lehman Brothers, Ms, Muller was an associate at the Wall Street law firm Cahill, Gordon & Reindel, where she worked on corporate finance and M&A transactions, including many Drexel Burnham transactions such as the acquisition of Revlon by Pantry Pride.

GARY CURTIS CANON
Mr. Canon received his B.A. in Philosophy from United States International University and earned his M.B.A. and J.D. from National University. Mr. Canon has served as a Board member, President, or General Counsel and Corporate Counsel for Financial Services and Investment Corporation, Trans Pacific Group, Inc, Builders Staff Corporation, Interstate Management Services Corporation and World Transport Authority. As a former Principal, Senior Partner and Chairman of the board in the law firm of Cannon, Potter & Day, P.C., Mr. Cannon was the lead attorney in Business/Corporate, Securities, Civil Litigation, and Real Estate matters. Mr. Canon has worked extensively with the Indochinese community in Southern California and has been honored by the Indochinese Chamber of Commerce of San Diego. Mr. Canon has been an adjunct graduate professor of business law and management at National University’s School of Management and Business, and a Founding Director, and former Chairman of the Board and President of the National Business Fellowship Foundation.

Resignation of Director and Principal Officer

On August 11, 2006, pursuant to the Agreement described in Item 5.01 of this Report, Peter H. Pocklington, Chairman of the Board of the Company, resigned as Chairman of the Board and as a director of Naturade, Inc.

Election of Principal Officer

On August 11, 2006 the Board of Directors of the Company elected Adam Michelin as Chairman of the Board and Richard Munro as Chief Executive Officer of the Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Naturade, Inc

August 11, 2006	By:	/s/Stephen M. Kasprisin

Name: Stephen M. Kasprisin
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Agreement dated August 10, 2006, by and among Redux Holdings, Inc. and Quincy Investments Corp.